Exhibit 8.1

Law Offices

Silver, Freedman, Taff & Tiernan LLP

A Limited Liability Partnership Including Professional Corporations

3299 K STREET, N.W., SUITE 100 WASHINGTON, D.C. 20007 (202) 295-4500 WWW.SFTTLAW.COM	TELECOPIER NUMBER (202) 337-5502

March 11, 2019

Boards of Directors

First Mutual of Richmond, Inc.

Richmond Mutual Bancorporation, Inc.

First Bank Richmond

Richmond Mutual Bancorporation, Inc. (Md.)

31 N. 9th Street

Richmond, Indiana 47374

Ladies and Gentlemen:

You have requested our opinion regarding the material federal income tax consequences resulting from the proposed conversion of First Mutual of Richmond, Inc., a Delaware non-stock mutual holding company (the “Mutual Holding Company”), into the capital stock form of organization (the “Conversion”) to be effected pursuant to the terms of the Plan of Reorganization and Stock Offering of the Mutual Holding Company dated February 6, 2019 (the “Plan”). This opinion is being issued pursuant to Section 26 of the Plan. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Plan.

Current Structure

At the present time, the Mutual Holding Company owns all of the outstanding common stock of the Mid-Tier Holding Company. The Mid-Tier Holding Company owns all of the outstanding common stock of the Bank. The only outstanding equity securities of the Mid-Tier Holding Company and the Bank are shares of common stock. The Mutual Holding Company is a mutual form of organization without authority to issue capital stock, with its depositors and certain borrowers being entitled to voting rights and with its depositors entitled to liquidation proceeds, after payment of creditors, upon the complete liquidation of the Mutual Holding Company.

Proposed Transactions

It is proposed, through a two-step merger process and the Offering, that the Holding Company will become the owner of 100% of the outstanding common stock of the Bank and that the Holding Company will be owned by the persons acquiring Holding Company Common Stock in the Offering, with Eligible Account Holders and Supplemental Eligible Account Holders possessing rights in the Liquidation Account of the Holding Company, including indirect rights in the Bank Liquidation Account.

Boards of Directors
First Mutual of Richmond, Inc.

Richmond Mutual Bancorporation, Inc.

First Bank Richmond

Richmond Mutual Bancorporation, Inc. (Md.)

March 11, 2019

Steps in the Proposed Transaction

1.                  The Mid-Tier Holding Company will form the Holding Company as a first-tier Maryland-chartered stock corporation.

2.                  The Bank will amend its governing documents to provide for the Bank Liquidation Account.

3.                  The Mutual Holding Company will merge with and into the Mid-Tier Holding Company (the “MHC Merger”) pursuant to the Agreement and Plan of Merger attached as Exhibit A to the Plan (the “Plan of Merger”). In the MHC Merger and pursuant to the Plan of Merger, the ownership rights/liquidation interests of depositor members (the Eligible Account Holders and Supplemental Eligible Account Holders) in the Mutual Holding Company will be constructively exchanged for equivalent liquidation interests in the Mid-Tier Holding Company, and all of the outstanding common stock of the Mid-Tier Holding Company held by the Mutual Holding Company, representing all of the outstanding capital stock of the Mid-Tier Holding Company, will be cancelled.

4.                  Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with and into the Holding Company (the “Mid-Tier Merger”) pursuant to the Plan of Merger. As part of the Mid-Tier Merger, the liquidation interests constructively received by the Eligible Account Holders and Supplemental Eligible Account Holders in the Mid-Tier Holding Company in the MHC Merger will automatically, without any action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account of the Holding Company (and indirectly for an interest in the Bank Liquidation Account), and all of the outstanding common stock of Holding Company held by the Mid-Tier Holding Company, representing all of the outstanding capital stock of the Holding Company, will be cancelled.

5.                  In connection with the transactions contemplated by the Plan, the Holding Company will offer for sale and sell a number of shares of Holding Company Common Stock in the Offering (“Conversion Stock”) that will represent ownership by the purchasers thereof of all of the outstanding capital stock of the Holding Company after completion of the Offering.

6.                  The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in exchange for common stock of the Bank.

Boards of Directors
First Mutual of Richmond, Inc.

Richmond Mutual Bancorporation, Inc.

First Bank Richmond

Richmond Mutual Bancorporation, Inc. (Md.)

March 11, 2019

Consequences of the Proposed Transaction

The Conversion Stock will be owned 100% by the purchasers of shares in the Offering, and Eligible Account Holders and Supplemental Eligible Account Holders will possess interests in the Liquidation Account and indirectly in the Bank Liquidation Account.

The Liquidation Account will be maintained by the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. The Liquidation Account will have an initial balance equal to (a) the Mid-Tier Holding Company’s total stockholders’ equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion plus (b) the value of the net assets of the Mutual Holding Company as reflected in its latest statement of financial condition prior to the Conversion (excluding in the case of this clause (b) the value of its ownership of Mid-Tier Holding Company common stock). All outstanding equity securities of the Holding Company will at all times be subject to the superior liquidation rights in the Liquidation Account of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank.

The Holding Company will own all of the common stock of the Bank subject to the superior liquidation rights in the Bank Liquidation Account of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Any additional equity securities issued by the Bank in the future will likewise be subject to such superior liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders.

Opinions

In connection with the opinions expressed below, we have examined and relied upon originals, or copies certified or otherwise indentified to our satisfaction, of the Plan, the Plan of Merger and such other corporate documents of the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Holding Company as we have deemed appropriate. We have also relied, without independent verification, upon the factual representations of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank in a tax representation to us dated as of the date hereof. We have assumed that such representations are true and that the parties making such representations (as well as the Holding Company) will act in accordance with the Plan, and that the Plan, the Plan of Merger, and all other documents entered into to effect the transactions contemplated by the Plan have been duly adopted or approved by all required action and that each of the mergers described above will be consummated as a statutory merger resulting in the consequences described above. We express no opinion concerning the effects, if any, of variations of the foregoing.

Boards of Directors
First Mutual of Richmond, Inc.

Richmond Mutual Bancorporation, Inc.

First Bank Richmond

Richmond Mutual Bancorporation, Inc. (Md.)

March 11, 2019

In issuing the opinions set forth below, we have referred solely to existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder, current administrative rulings, notices, procedures and court decisions. Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change after the date hereof.

Based upon and subject to the foregoing and the qualifications and limitations set forth herein below, the following is our opinion for federal income tax purposes as of the date hereof:

1.       The MHC Merger of the Mutual Holding Company with and into the Mid-Tier Holding Company will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

2.       The constructive exchange of the Eligible Account Holders’ and Supplemental Eligible Account Holders’ voting and liquidation rights in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Treasury Regulations. (See Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.)

3.       The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to the members of Mutual Holding Company who are Eligible Account Holders or Supplemental Eligible Account Holders of the Bank. (Sections 361(a), 361(c) and 357(a) of the Code.)

4.       No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid-Tier Holding Company to the members of Mutual Holding Company who are Eligible Account Holders and Supplemental Eligible Account Holders. (Section 1032(a) of the Code.)

5.       Eligible Account Holders and Supplemental Eligible Account Holders will recognize no gain or loss upon the constructive receipt of liquidation interests in the Mid-Tier Holding Company in exchange for their voting and liquidation rights in the Mutual Holding Company. (Section 354(a) of the Code.)

6.       The basis of the assets of the Mutual Holding Company to be received by the Mid-Tier Holding Company in the MHC Merger will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

Boards of Directors
First Mutual of Richmond, Inc.

Richmond Mutual Bancorporation, Inc.

First Bank Richmond

Richmond Mutual Bancorporation, Inc. (Md.)

March 11, 2019

7.       The holding period of the assets of the Mutual Holding Company to be received by the Mid-Tier Holding Company in the MHC Merger will include the holding period of those assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

8.       The Mid-Tier Merger of the Mid-Tier Holding Company with and into the Holding Company will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code.

9.       The constructive exchange of the Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in the Mid-Tier Holding Company for interests in the Liquidation Account of the Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Treasury Regulations (See Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

10.       The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities in the Mid-Tier Merger pursuant to which Eligible Account Holders and Supplemental Eligible Account Holders will receive interests in the Liquidation Account of the Holding Company in exchange for their liquidation interests in the Mid-Tier Holding Company. (Sections 361(a), 361(c) and 357(a) of the Code.)

11.       No gain or loss will be recognized by the Holding Company upon the receipt of the assets of the Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code.)

12.       Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Mid-Tier Holding Company for interests in the Liquidation Account of Holding Company. (Section 354 of the Code.)

13.       The basis of the assets of the Mid-Tier Holding Company to be received by the Holding Company in the Mid-Tier Merger will be the same as the basis of such assets in the hands of the Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

14.       The holding period of the assets of the Mid-Tier Holding Company to be received by the Holding Company in the Mid-Tier Merger will include the holding period of those assets in the hands of the Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

15.       It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Conversion Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Conversion Stock. (Section 356(a) of the Code.) Gain, if any, realized by the aforesaid account holders and members will not exceed the fair market value of the subscription rights distributed. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not recognize any gain as the result of the exercise by them of nontransferable subscription rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

Boards of Directors
First Mutual of Richmond, Inc.

Richmond Mutual Bancorporation, Inc.

First Bank Richmond

Richmond Mutual Bancorporation, Inc. (Md.)

March 11, 2019

16.       It is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by the Holding Company or Eligible Account Holders and Supplemental Eligible Account Holders from the establishment or maintenance of the Bank Liquidation Account or the deemed distribution to the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders of rights in, or deemed distribution to Eligible Account Holders and Supplemental Eligible Account Holders of rights in, the Bank Liquidation Account in the Mid-Tier Merger. (Section 356(a) of the Code.)

17.       It is more likely than not that the basis of the Conversion Stock purchased in the Offering through the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code.)

18.       The holding period of the Conversion Stock purchased pursuant to the exercise of subscription rights will commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code.)

19.       No gain or loss will be recognized by the Holding Company on the receipt of money in exchange for Conversion Stock sold in the Offering. (Section 1032 of the Code.)

The reasoning in support of our opinions under paragraphs 15 and 17 above is set forth below. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Conversion Stock at the same price to be paid by purchasers in the Offering. We also note that the Internal Revenue Service has not in the past concluded that subscription rights have any value. In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that subscription rights will have no ascertainable market value and that the price at which the subscription rights are exercisable will not be more or less than the pro forma market value of the shares upon issuance. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Conversion Stock have no value.

If the subscription rights are subsequently found to have an ascertainable market value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be taxed on the distribution of the subscription rights.

Boards of Directors
First Mutual of Richmond, Inc.

Richmond Mutual Bancorporation, Inc.

First Bank Richmond

Richmond Mutual Bancorporation, Inc. (Md.)

March 11, 2019

The reasoning in support of our opinion under paragraph 16 above is set forth below. We understand that: (i) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account; (ii) the interests in the Liquidation Account and the Bank Liquidation Account are not transferable; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder (and corresponding amounts due under the Bank Liquidation Account) will be reduced as their deposits in the Bank are reduced as described in the Plan; and (iv) the Bank Liquidation Account payment obligation arises only if the Holding Company lacks sufficient net assets to fund the Liquidation Account. In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets does not have any economic value at the time of the Mid-Tier Merger or upon completion of the Conversion. Based on the foregoing, we believe it is more likely than not that such rights in the Bank Liquidation Account have no value.

If such Bank Liquidation rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of such fair market value as of the effective date of the Mid-Tier Merger.

We hereby consent to the filing of the opinion as an exhibit to the Mutual Holding Company’s Application for Conversion filed with the Bank Regulators and to the Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Application for Conversion and Form S-1 under the captions “The Reorganization and Offering - Material Income Tax Consequences” and “Legal Matters.”

Sincerely,

/s/ Silver, Freedman, Taff & Tiernan LLP

SILVER, FREEDMAN, TAFF & TIERNAN LLP